UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2022

StHealth Capital Investment Corporation

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of other jurisdiction of incorporation or organization)	814-01137 (Commission File Number)	47-1709055 (I.R.S. Employer Identification No.)

680 Fifth Ave., 21st Floor New York, NY 10019 (Address of principal executive offices)

212-671-0078 (Registrant’s telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	N/A	Not registered on any exchange at this time
Preferred stock, par value $0.001 per share	N/A	Not registered on any exchange at this time

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Compliance Officer and General Counsel

On June 24, 2022, Hayley E. Lowe (“Lowe’) confirmed her resignation as the Registrant’s Chief Compliance Officer (“CCO”) and General Counsel in verbal notice to the Registrant’s special meeting of the Board of Directors. Previously on April 22, 2022, Lowe provided verbal notice of her intent to resign pending the Board’s identification and appointment of a successor CCO. Lowe subsequently provided formal, written notice of her resignation, effective July 1, 2022, from her positions of CCO and General Counsel.

(c) Appointment of Chief Compliance Officer

At the Registrant’s special meeting of the Board of Directors on June 24, 2022, the board unanimously voted to appoint Mr. Manoj Pombra to serve as CCO of the Registrant beginning on July 1, 2022. Mr. Pombra is the President and Founder of Adviser Compliance Consulting, Inc. (“ACC”). On June 28, 2022 the Registrant executed a written agreement with ACC regarding the engagement terms of Mr. Pombra as CCO and the provision of ACC’s support services in connection with Mr. Pombra’s execution of the CCO duties. The written agreement included fixed compensation for CCO services and variable compensation in the event that the Registrant and ACC agree to ACC’s execution of special projects. The arrangement may be terminated by the Registrant or ACC with 30 days’ notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2022

StHealth Capital Investment Corporation

/s/ Paul Saint-Pierre
Paul Saint-Pierre
Chief Executive Officer